UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

TopBuild Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36870	47-3096382
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

260 Jimmy Ann Drive, Daytona Beach, Florida (Addresses of Principal Executive Offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Completion of Separation of TopBuild from Masco

On June 30, 2015 (the “Distribution Date”), after the New York Stock Exchange  market closing, the previously-announced separation (the “Separation”) of TopBuild Corp. (“TopBuild”) from Masco Corporation (“Masco”) was completed. The Separation of TopBuild, which comprises Masco’s former installation and other services businesses (the “Services Business”), was achieved through Masco’s distribution (the “Distribution”) of 100% of the shares of TopBuild to holders of Masco common stock as of the close of business on the record date of June 19, 2015 (the “Record Date”). Masco stockholders of record received one share of TopBuild common stock for every nine shares of Masco common stock. Following the Distribution, TopBuild became an independent, publicly-traded company, and Masco retains no ownership interest in TopBuild.

In connection with the Separation, TopBuild entered into several agreements with Masco on June 29, 2015 that, among other things, effect the Separation and provide a framework for its relationship with Masco after the Separation, including the following agreements:

•                             a Separation and Distribution Agreement;

•                             a Tax Matters Agreement;

•                             a Transition Services Agreement; and

•                             an Employee Matters Agreement.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes Masco’s and TopBuild’s agreements relating to the restructuring steps to be taken to complete the Separation, including the assets and rights to be transferred, liabilities to be assumed and related matters.

The Separation and Distribution Agreement provided for Masco and TopBuild to transfer specified assets to TopBuild and its subsidiaries that will operate the Services Business after the Distribution, on the one hand, and to Masco’s remaining businesses, on the other hand. The Separation and Distribution Agreement requires Masco and TopBuild to use reasonable efforts to obtain consents, approvals and amendments required to novate or assign the assets and liabilities that were transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder requires a consent that was not obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective or adversely affects the rights of the transferor thereunder so that the intended transferee did not in fact receive all such rights, each of Masco and TopBuild agree to cooperate in a mutually agreeable arrangement under which the intended transferee will obtain the benefits and assume the obligations thereunder (including by sub-contract, sub-license or sub-lease to such transferee) or under which the transferor will enforce for the benefit of the transferee, with the transferee assuming the transferor’s obligations, the rights of the transferor against any third party.

The Separation and Distribution Agreement specifies those conditions that were required to be satisfied or waived by Masco prior to the completion of the Separation. In addition, Masco had the right to determine the date and terms of the Separation, and had the right, at any time until completion of the Distribution, to determine to abandon or modify the Distribution and to terminate the Separation and Distribution Agreement.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of TopBuild’s business with TopBuild and financial responsibility for the obligations and liabilities of Masco’s retained businesses with Masco. The Separation and Distribution Agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation (together with certain related transactions), TopBuild and Masco entered into a Tax Matters Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Separation (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that TopBuild and Masco have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, Masco generally will be responsible for all of TopBuild’s pre-Separation income taxes that are reported on combined tax returns with Masco or any of its affiliates after the Separation. TopBuild will generally be responsible for all other income taxes and all non-income taxes primarily related to TopBuild’s assets and businesses that are due and payable after the Separation.

In the event that the Separation and certain related transactions fail to qualify for their intended tax treatment, in whole or in part, and Masco is subject to tax as a result of such failure, the Tax Matters Agreement determines whether Masco must be indemnified for any such tax by TopBuild. As a general matter, under the terms of the Tax Matters Agreement, TopBuild is required to indemnify Masco for any tax-related losses in connection with the Separation due to any action by TopBuild or any of its subsidiaries following the Separation. Therefore, in the event that the Separation and/or related transactions fail to qualify for their intended tax treatment due to any action by TopBuild or any of its subsidiaries, TopBuild will generally be required to indemnify Masco for the resulting taxes.

The Tax Matters Agreement further provides that:

•                  Without duplication of TopBuild’s indemnification obligations described in the prior paragraph, TopBuild will generally indemnify Masco against (i) taxes for which TopBuild is responsible; and (ii) any liability or damage resulting from a breach by TopBuild or any of its affiliates of a covenant made in the Tax Matters Agreement; and

•                  Masco will indemnify TopBuild against taxes for which Masco is responsible.

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

Further, the Tax Matters Agreement generally prohibits TopBuild and its affiliates from taking certain actions that could cause the Separation and certain related transactions to fail to qualify for their intended tax treatment. In particular:

•                  from and until the second anniversary of the Separation, neither TopBuild nor any of its subsidiaries may sell, exchange, distribute or otherwise dispose of any assets held by TopBuild or its subsidiaries, except for assets that, in the aggregate, do not constitute more than 15% of TopBuild’s total assets;

•                  from and until the second anniversary of the Separation (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”)), TopBuild may not cause or permit any business combination or transaction which, individually or in the aggregate, could result in one or more persons acquiring directly or indirectly a forty percent (40%) or greater interest in TopBuild for purposes of Section 355(e) of the Code;

•                  from and until the second anniversary of the Separation, TopBuild may not discontinue the active conduct of its business (within the meaning of Section 355(b)(2) of the Code);

•                  from and until the second anniversary of the Separation, TopBuild may not sell or otherwise issue its common stock, other than pursuant to issuances that satisfy certain regulatory safe harbors set forth in Treasury Regulations related to stock issued to employees and retirement plans;

•                  from and until the second anniversary of the Separation, TopBuild may not redeem or otherwise acquire any of its common stock, other than pursuant to open-market repurchases of less than 20% of its common stock (in the aggregate);

•                  from and until the second anniversary of the Separation, TopBuild may not amend its certificate of incorporation (or other organizational documents) or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of its common stock; and

•                  more generally, TopBuild may not take any action that could reasonably be expected to cause the Separation and certain related transactions to fail to qualify as tax-free transactions under Section 368(a)(1)(D) and Section 355 of the Code.

As described above, if TopBuild takes any of the foregoing actions and such actions result in the failure of the Separation and certain related transactions to qualify for their intended tax treatment, TopBuild will be required to indemnify Masco against tax-related losses suffered in connection with the Separation. The amount of any such potential tax-related losses would generally be a function of the fair market value of TopBuild shares, Masco’s historical tax basis in TopBuild’s assets and Masco’s general tax profile, in each case as of the time of the Separation. Such amount is not subject to any cap or similar limitation under the Tax Matters Agreement.

Transition Services Agreement

The Transition Services Agreement sets forth the terms on which Masco will provide to TopBuild, and TopBuild will provide to Masco, on a transition basis, certain corporate services or functions that the companies historically have shared. The agreement provides for the provision of specified transition services, generally for a period of up to 12 months, with a possible extension of 12 months (an aggregate of 24 months). Compensation for transition services will be determined using an internal cost allocation methodology based on fully loaded cost (e.g., including an allocation of corporate overhead), or, in certain cases, may be based on terms and conditions comparable to those that would have been arrived at by parties bargaining at arm’s-length.

Employee Matters Agreement

The Employee Matters Agreement governs Masco’s and TopBuild’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, and generally will allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Masco equity awards and certain other outstanding annual and long-term incentive awards. The Employee Matters Agreement provides that, following the Distribution, TopBuild’s active employees generally will no longer participate in benefit plans sponsored or maintained by Masco and will commence participation in TopBuild’s benefit plans. The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and the duplication or acceleration of benefits.

The Employee Matters Agreement also provides that (i) the Distribution does not constitute a change in control under Masco’s plans, programs, agreements or arrangements and (ii) the Distribution and the assignment, transfer or continuation of the employment of employees with another entity will not constitute a severance event under applicable severance plans, programs, agreements or arrangements.

The foregoing descriptions are summaries of the material terms of these agreements; for the complete text of these agreements, please see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3, each of which is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On June 30, 2015, Masco completed the previously-announced Separation from TopBuild. Effective as of 11:59 p.m. Eastern time on the Distribution Date, the common stock of TopBuild was distributed, on a pro rata basis, to Masco’s stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of Masco received one share of TopBuild for every nine shares of Masco’s common stock held by such stockholder on the Record Date. Fractional shares of TopBuild common stock were not distributed.  Any fractional share of TopBuild common stock otherwise issuable to a Masco stockholder was sold in the open market on such stockholder’s behalf, and such stockholder received a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The separation was completed pursuant to the Separation and Distribution Agreement. The description of the Separation included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

TopBuild was a wholly-owned subsidiary of Masco immediately prior to the Distribution.  On June 30, 2015, Masco completed the Distribution of 100% of the outstanding capital stock of TopBuild to holders of Masco common stock on the Record Date. Masco holders of record received one share of TopBuild common stock for every nine shares of Masco common stock. Following completion of the Distribution, TopBuild became an independent, publicly-traded company, and Masco retains no ownership interest in TopBuild. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As described below, on June 30, 2015, certain actions previously taken by the board of directors of TopBuild, and Masco, as TopBuild’s sole stockholder, in connection with the Separation, became effective:

Officer Appointments and Resignations

Kenneth G. Cole and John G. Sznewajs tendered their resignations as Vice President and Secretary and President and Treasurer of TopBuild, respectively, effective as of the filing of TopBuild’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which occurred on June 30, 2015.

The following individuals became the executive officers of TopBuild (the “Officers”), effective as of the filing of TopBuild’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which occurred on June 30, 2015:

Name	Office
Gerald Volas	Chief Executive Officer (principal executive officer)
Robert M. Buck	President and Chief Operating Officer (president and principal operating officer)
John S. Peterson	Vice President and Chief Financial Officer (principal financial and accounting officer)
David Cushen	Senior Vice President of Operations, TruTeam Contractor Services
Michelle A. Friel	Vice President, General Counsel and Secretary
Mark R. Moore	President, Service Partners, LLC
Robin L. Reininger	Vice President, Chief Human Resource Officer
Nicholas R. Thompson, Jr.	Corporate Controller

Biographical information for the Officers can be found in the Information Statement filed as an exhibit to the Form 10 (the “Information Statement”) under the section entitled “Management—Executive Officers Following the Separation,” which is incorporated herein by reference. Information relating to TopBuild’s compensation structure, including its arrangements with and initial equity grants to its principal executive officer, president and principal operating officer and principal financial and accounting officer, are described in the Information Statement under the section entitled “Compensation Discussion and Analysis,” which is incorporated herein by reference.

Appointments and Resignations of Directors

Prior to the Distribution Date, TopBuild’s board of directors consisted of Messrs. Cole and Sznewajs and Joseph S Cantie. Mr. Cantie also served as the sole member of each of TopBuild’s Audit, Organizational and Compensation and  Corporate Governance and Nominating Committees. Messrs. Cole and Sznewajs tendered their resignations as TopBuild’s directors, effective as of the filing of TopBuild’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which occurred on June 30, 2015.

On June 30, 2015, effective upon the effectiveness of TopBuild’s Amended and Restated Certificate of Incorporation, the following individuals were appointed as the TopBuild board of directors, as described in the Information Statement:

Name	Class
Gerald Volas	III
Dennis W. Archer	I
Carl T. Camden	III
Joseph S. Cantie	III
Alec C Covington	I
Mark A. Petrarca	II
Margaret M. Whelan	II

Effective on their appointment to the board of directors, each of Mr. Cantie, Mr. Archer, Mr. Camden, Mr. Covington, Mr. Petrarca and Ms. Whelan were appointed to each of our Audit Committee (with Mr. Cantie as chair), Organizational and Compensation Committee (with Mr. Petrarca as chair) and Corporate Governance and Nominating Committee (with Mr. Covington as chair). Mr. Covington will serve as chairman of the board of directors.

TopBuild’s board of directors will be divided into three classes, each of roughly equal size. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following the Separation; the directors designated as Class II directors will have terms expiring at the following year’s annual meeting of stockholders; the directors designated as Class III directors will have terms expiring at the following year’s annual meeting of stockholders after that. Commencing with the first annual meeting of stockholders held following the Separation, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. We have not yet set the date of the first annual meeting of stockholders to be held following the Separation.

Biographical information for the directors can be found in the Information Statement under the section entitled “Management—Composition of the Board of Directors,” which is incorporated herein by reference. Information relating to TopBuild’s non-employee director compensation structure is described in the Information Statement under the section entitled “Director Compensation,” which is incorporated herein by reference.

Commencement of TopBuild 2015 Benefits Plans

On June 30, 2015, TopBuild’s 2015 Long-Term Incentive Plan (the ‘‘LTIP’’), which was previously approved by the board of directors of TopBuild and Masco, as TopBuild’s sole stockholder, became effective.  A description of the LTIP can be found in the Information Statement under the section entitled “Compensation of Executive Officers—TopBuild Long-Term Incentive Plan,” which is incorporated herein by reference. The foregoing description of the LTIP is only a summary of the LTIP. For the complete text of the LTIP, please see the LTIP filed with the Form 10 as Exhibit 10.17, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In connection with the completion of the Separation, on June 30, 2015, TopBuild’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated herein by reference. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were approved by the board of directors of TopBuild and by its sole stockholder on June 11, 2015.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries of their material terms; the complete text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On July 1, 2015,  TopBuild issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number		Title
2.1	*	Separation and Distribution Agreement dated June 29, 2015
3.1		Amended and Restated Certificate of Incorporation of TopBuild Corp.
3.2		Amended and Restated Bylaws of TopBuild Corp.
10.1		Tax Matters Agreement dated June 29, 2015
10.2		Transition Services Agreement dated June 29, 2015
10.3		Employee Matters Agreement dated June 29, 2015
99.1		Press release issued by TopBuild, dated July 1, 2015, announcing the completion of the Separation

*

The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. TopBuild agrees to supplementally furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ John S. Peterson
		Name:	John S. Peterson
		Title:	Vice President and Chief Financial Officer
Dated: July 6, 2015

EXHIBIT INDEX

Exhibit Number		Title
2.1	*	Separation and Distribution Agreement dated June 29, 2015
3.1		Amended and Restated Certificate of Incorporation of TopBuild Corp.
3.2		Amended and Restated Bylaws of TopBuild Corp.
10.1		Tax Matters Agreement dated June 29, 2015
10.2		Transition Services Agreement dated June 29, 2015
10.3		Employee Matters Agreement dated June 29, 2015
99.1		Press release issued by TopBuild, dated July 1, 2015, announcing the completion of the Separation

*                 The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. TopBuild agrees to supplementally furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule.